Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2014 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Service revenue for Q1 2014 of $92.9 million — an increase of 3.4% from $89.9 million for Q4 2013 and an increase of 9.9% from $84.6 million for Q1 2013

•                  Cogent approves payment of its regular quarterly dividend of $0.17 per common share to be paid on June 18, 2014 to shareholders of record on May 30, 2014

•                  The second quarter 2014 per share regular dividend of $0.17 represents an increase of 6% from the first quarter 2014 regular dividend of $0.16 per share and a 31% increase from the second quarter 2013 regular dividend of $0.13 per share

•                  Under Cogent’s return of capital program, Cogent purchased 405,000 shares of its common stock for $14.2 million during Q1 2014 at an average price of $35.05 per share

•                  Traffic increased by 16% from Q4 2013 to Q1 2014 and increased by 69% from Q1 2013

•                  Non-GAAP gross margin percentage expanded by 90 basis points from 57.4% for Q4 2013 to 58.3% for Q1 2014 and expanded by 220 basis points from 56.1% for Q1 2013

•                  EBITDA, as adjusted, for Q1 2014 of $32.1 million — an increase of 1.8% from $31.5 million for Q4 2013 and an increase of 13.5% from $28.3 million for Q1 2013

•                  Cogent lit its 2,000th building during the quarter and there were 2,024 buildings on the Cogent network at the end of Q1 2014

•                  41,947 customer connections were on the Cogent network at the end of Q1 2014 — an increase of 4.4% from 40,174 customer connections at the end of Q4 2013 and an increase of 16.6% from 35,968 customer connections at the end of Q1 2013

[WASHINGTON, D.C. May 8, 2014] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced  service revenue of $92.9 million for the three months ended March 31, 2014, an increase of 3.4% from $89.9 million for the three months ended December 31, 2013 and an increase of 9.9% from $84.6 million for the three months ended March 31, 2013.  The impact of foreign exchange negatively impacted service revenue growth from Q4 2013 to Q1 2014 by $0.1 million and positively impacted service revenue growth from Q1 2013 to Q1 2014 by $0.3 million.  On a constant currency basis, service revenue grew by 3.5% from Q4 2013 to Q1 2014 and grew by 9.6% from Q1 2013 to Q1 2014.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $69.1 million for the three months ended March 31, 2014; an increase of 4.6% over $66.0 million for the three months ended December 31, 2013 and an increase of 12.0% over $61.7 million for the three months ended March 31, 2013.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $23.5 million for the three months ended March 31, 2014; an increase of 0.3% over $23.4 million for the three months ended December 31, 2013 and an increase of 5.3% over $22.3 million for the three months ended March 31, 2013.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.  Non-core revenue was $0.4 million for the three months ended March 31, 2014, $0.4 million for the three months ended December 31, 2013 and $0.6 million for the three months ended March 31, 2013.

Non-GAAP gross profit increased 5.1% to $54.2 million for the three months ended March 31, 2014 from $51.6 million for the three months ended December 31, 2013 and increased by 14.4% from $47.4 million for the three months ended March 31, 2013.  Non-GAAP gross profit margin percentage was 58.3% for the three months ended March 31, 2014, 57.4% for the three months ended December 31, 2013, and 56.1% for the three months ended March 31, 2013.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 1.8% to $32.1 million for the three months ended March 31, 2014 from $31.5 million for the three months ended December 31, 2013 and increased 13.5% from $28.3 million for the three months ended March 31, 2013.   EBITDA, as adjusted, margin was 34.6% for the three months ended March 31, 2014, 35.1% for the three months ended December 31, 2013, and 33.5% for the three months ended March 31, 2013.

Basic net income per share was $0.00 for the three months ended March 31, 2014, $1.14 for the three months ended December 31, 2013 and $0.01 for the three months ended March 31, 2013.  Included in basic and diluted net income per share for the quarter ended December 31, 2013 was an income tax benefit totaling $49.3 million.

Total customer connections increased 4.4% to 41,947 as of March 31, 2014 from 40,174 as of December 31, 2013 and increased 16.6% from 35,968 as of March 31, 2013.  On-net customer connections increased 4.7% to 36,306 as of March 31, 2014 from 34,671 as of December 31, 2013 and increased 17.4% from 30,914 as of March 31, 2013.  Off-net customer connections increased 3.1% to 5,244 as of March 31, 2014 from 5,088 as of December 31, 2013 and increased 14.2% from 4,591 as of March 31, 2013.  Non-core customer connections were 397 as of March 31, 2014, 415 as of December 31, 2013 and 463 as of March 31, 2013.

The number of on-net buildings increased by 34 on-net buildings to 2,024 on-net buildings as of March 31, 2014 from 1,990 on-net buildings as of December 31, 2013, and increased by 134 on-net buildings from 1,890 on-net buildings as of March 31, 2013.

Quarterly Dividend and Increase Approved

On April 17, 2014, Cogent’s board approved a dividend of $0.17 per common share payable on June 18, 2014 to shareholders of record on May 30, 2014. The second quarter 2014 regular dividend of $0.17 per share represents an increase of 6% from the first quarter 2014 regular dividend of $0.16 per share and a 31% increase from the second quarter 2013 regular dividend of $0.13 per share.

During the quarter ended March 31, 2014 Cogent purchased 405,000 share of its common stock for $14.2 million at an average price per share of $35.05 under Cogent’s return of capital program.  Under Cogent’s return of capital program, Cogent plans on returning additional capital to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will total at least $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  Since the amount paid for stock buybacks in the first quarter was more than $10.5 million Cogent will not make a special dividend payment in the second quarter under the return of capital program.  The return of capital program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.86 at March 31, 2014 and was 1.57 at December 31, 2013.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 7:30 a.m. (ET) on May 8, 2014 to discuss Cogent’s operating results for the first quarter of 2014 and to discuss Cogent’s expectations for full year 2014.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$61,678	$62,693	$64,548	$66,032	$69,087
% Change from previous Qtr.	2.1%	1.6%	3.0%	2.3%	4.6%
Off-Net revenue	$22,309	$22,604	$22,767	$23,438	$23,498
% Change from previous Qtr.	3.1%	1.3%	0.7%	2.9%	0.3%
Non-Core revenue (1)	$566	$506	$446	$389	$352
% Change from previous Qtr.	-3.4%	-10.6%	-11.9%	-12.8%	-9.5%
Service revenue — total	$84,553	$85,803	$87,761	$89,859	$92,937
% Change from previous Qtr.	2.3%	1.5%	2.3%	2.4%	3.4%
Network operations expenses (2)	$37,154	$36,950	$37,327	$38,288	$38,723
% Change from previous Qtr.	-0.9%	-0.5%	1.0%	2.6%	1.1%
Non-GAAP gross margin (2)	$47,399	$48,853	$50,434	$51,571	$54,214
% Change from previous Qtr.	5.0%	3.1%	3.2%	2.3%	5.1%
Non-GAAP gross margin percentage (2)	56.1%	56.9%	57.5%	57.4%	58.3%
Selling, general and administrative expenses (3)	$19,106	$19,215	$19,772	$20,937	$24,392
% Change from previous Qtr.	10.4%	0.6%	2.9%	5.9%	16.5%
Depreciation and amortization expense	$15,874	$15,900	$16,024	$16,562	$17,204
% Change from previous Qtr.	-1.6%	0.2%	0.8%	3.4%	3.9%
Equity-based compensation expense	$2,514	$2,137	$2,061	$2,007	$2,006
% Change from previous Qtr.	-0.7%	-15.0%	-3.6%	-2.6%	0.0%
Operating income	$9,905	$11,601	$12,577	$12,065	$12,907
% Change from previous Qtr.	8.0%	17.1%	8.4%	-4.1%	7.0%
Net income	$361	$1,607	$2,122	$52,599	$125
Basic net income per common share	$0.01	$0.03	$0.05	$1.14	$0.00
Diluted net income per common share	$0.01	$0.03	$0.05	$1.10	$0.00
Weighted average common shares — basic	45,537,607	46,040,692	46,171,194	46,302,926	46,409,735
% Change from previous Qtr.	0.1%	1.1%	0.3%	0.3%	0.2%

Weighted average common shares — diluted	46,435,677	46,769,184	46,823,167	48,800,560	46,907,360
% Change from previous Qtr.	2.1%	0.7%	0.1%	4.2%	-3.9%
EBITDA, as adjusted (4)	$28,295	$29,638	$30,703	$31,548	$32,117
% Change from previous Qtr.	-0.9%	4.7%	3.6%	2.8%	1.8%
EBITDA, as adjusted margin (4)	33.5%	34.5%	35.0%	35.1%	34.6%
Net cash provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636
% Change from previous Qtr.	-53.7%	51.7%	-34.4%	96.6%	-63.7%
Capital expenditures	$16,316	$12,455	$10,165	$10,095	$15,623
% Change from previous Qtr.	58.6%	-23.7%	-18.4%	-0.7%	54.8%
Customer Connections — end of period
On-Net	30,914	31,876	33,310	34,671	36,306
% Change from previous Qtr.	3.5%	3.1%	4.5%	4.1%	4.7%
Off-Net	4,591	4,728	4,886	5,088	5,244
% Change from previous Qtr.	2.8%	3.0%	3.3%	4.1%	3.1%
Non-Core (1)	463	453	443	415	397
% Change from previous Qtr.	-1.7%	-2.2%	-2.2%	-6.3%	-4.3%
Total	35,968	37,057	38,639	40,174	41,947
% Change from previous Qtr.	3.3%	3.0%	4.3%	4.0%	4.4%
Other — end of period
Buildings On-Net	1,890	1,921	1,955	1,990	2,024
Employees	619	633	673	706	724

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Network operations expense excludes equity-based compensation expense of $155, $126, $114, $112 and $113 in the three months ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, respectively.  Non-GAAP gross margin represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense).

(3)        Excludes equity-based compensation expense of $2,359,  $2,011, $1,947, $1,895 and $1,893 in the three months ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, respectively.

(4)         See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $2, $41, $914 and $2,295 in the three months ended March 31, 2013 and September 30, 2013, December 31, 2013 and March 31, 2014, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Net cash flows provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636
Changes in operating assets and liabilities	5,365	(1,446)	6,771	(8,158)	9,048
Cash interest expense and income tax expense	7,966	8,381	8,993	9,504	10,138
Gains on asset related transactions	2	—	41	914	2,295
EBITDA, as adjusted	$28,295	$29,638	$30,703	$31,548	$32,117

Impact of foreign currencies (“constant currency” impact) on change in sequential quarterly service revenue

($ in 000’s) — unaudited	Q1 2014
Service revenue, as reported — Q1 2014	$92,937
Impact of foreign currencies on service revenue	98
Service revenue - Q1 2014, as adjusted (1)	$93,035
Service revenue, as reported — Q4 2013	$89,859
Constant currency increase from Q4 2013 to Q1 2014 - (Service revenue, as adjusted for Q1 2014 less service revenue, as reported for Q4 2013)	$3,176
Percent increase (Constant currency increase from Q4 2013 to Q1 2014 divided by service revenue, as reported for Q4 2013)	3.5%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended March 31, 2014 at the average foreign currency exchange rates for the three months ended December 31, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year quarterly service revenue

($ in 000’s) — unaudited	Q1 2014
Service revenue, as reported — Q1 2014	$92,937
Impact of foreign currencies on service revenue	(280)
Service revenue - Q1 2014, as adjusted (2)	$92,657
Service revenue, as reported — Q1 2013	$84,553
Constant currency increase from Q1 2013 to Q1 2014 - (Service revenue, as adjusted for Q1 2014 less service revenue, as reported for Q1 2013)	$8,104
Percent increase (Constant currency increase from Q1 2013 to Q1 2014 divided by service revenue, as reported for Q1 2013)	9.6%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended March 31, 2014 at the average foreign currency exchange rates for the three months ended March 31, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Net debt to trailing 12 months EBITDA, as adjusted, ratio

Under Cogent’s return of capital program Cogent plans on returning an additional at least $10.5 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will total at least $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.57 at December 31, 2013 and 1.86 at March 31, 2014 as shown below.

($ in 000’s) — unaudited	As of December 31, 2013	As of March 31, 2014
Cash and cash equivalents	$304,866	$263,747
Debt
Capital leases — current portion	$9,252	$8,121
Convertible notes — par value	$91,978	$91,978
Capital leases — long term	$152,527	$154,233
Senior secured notes — par value	$240,000	$240,000
Total debt	$493,757	$494,332
Total net debt	$188,891	$230,585
Trailing 12 months EBITDA, as adjusted	$120,188	$124,006
Total net debt to trailing 12 months EBITDA, as adjusted	1.57	1.86

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$263,747	$304,866
Accounts receivable, net of allowance for doubtful accounts of $2,192 and $1,871, respectively	33,126	30,628
Prepaid expenses and other current assets	23,781	18,777
Total current assets	320,654	354,271
Property and equipment, net	346,185	341,193
Deferred tax assets - noncurrent	49,710	50,861
Deposits and other assets - $448 and $448 restricted, respectively	8,698	8,776
Total assets	$725,247	$755,101

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,441	$14,098
Accrued liabilities	27,221	31,465
Convertible senior notes — current portion, net of discount of $1,414 and $3,099, respectively	90,564	88,879
Current maturities, capital lease obligations	8,121	9,252
Total current liabilities	142,347	143,694
Senior secured notes including premium of $5,131 and $5,423, respectively	245,131	245,423
Capital lease obligations, net of current maturities	154,233	152,527
Other long term liabilities	20,536	19,965
Total liabilities	562,247	561,609
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,951,593 and 47,334,218 shares issued and outstanding, respectively	47	47
Additional paid-in capital	496,453	508,256
Accumulated other comprehensive income	1,674	2,136
Accumulated deficit	(335,174)	(316,947)
Total stockholders’ equity	163,000	193,492
Total liabilities and stockholders’ equity	$725,247	$755,101

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND MARCH 31, 2013

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
	(Unaudited)	(Unaudited)
Service revenue	$92,937	$84,553
Operating expenses:
Network operations (including $113 and $155 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	38,836	37,309
Selling, general, and administrative (including $1,893 and $2,359 of equity-based compensation expense, respectively)	26,285	21,465
Gains on equipment	(2,295)	—
Depreciation and amortization	17,204	15,874
Total operating expenses	80,030	74,648
Operating income	12,907	9,905
Interest income and other, net	137	658
Interest expense	(11,303)	(9,869)
Income before income taxes	1,741	694
Income tax (provision) benefit	(1,616)	(333)
Net income	$125	$361

Comprehensive income (loss):
Net income	$125	$361
Foreign currency translation adjustment	(462)	(1,793)
Comprehensive income (loss)	$(337)	$(1,432)

Net income per common share:
Basic and diluted net income per common share	$0.00	$0.01

Dividends declared per common share	$0.39	$0.12

Weighted-average common shares - basic	46,409,735	45,537,607

Weighted-average common shares - diluted	46,907,360	46,435,677

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND MARCH 31, 2013

(IN THOUSANDS)

	Three months Ended March 31, 2014	Three months Ended March 31, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$125	$361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,204	15,874
Amortization of debt discount and premium	1,415	1,580
Equity-based compensation expense (net of amounts capitalized)	2,006	2,514
Gains—dispositions of assets and other, net	(2,258)	135
Deferred income taxes	1,229	59
Changes in operating assets and liabilities:
Accounts receivable	(2,554)	(3,175)
Prepaid expenses and other current assets	(5,143)	(2,724)
Deposits and other assets	78	24
Accounts payable, accrued liabilities and other long-term liabilities	(1,466)	314
Net cash provided by operating activities	10,636	14,962
Cash flows from investing activities:
Purchases of property and equipment	(15,623)	(16,316)
Proceeds from dispositions of assets	27	2
Net cash used in investing activities	(15,596)	(16,314)
Cash flows from financing activities:
Dividends paid	(18,352)	(5,489)
Purchases of common stock	(14,196)	—
Proceeds from exercises of stock options	155	215
Principal payments of capital lease obligations	(3,379)	(4,964)
Net cash used in financing activities	(35,772)	(10,238)
Effect of exchange rates changes on cash	(387)	(735)
Net decrease in cash and cash equivalents	(41,119)	(12,325)
Cash and cash equivalents, beginning of period	304,866	247,285
Cash and cash equivalents, end of period	$263,747	$234,960

Supplemental disclosure of non-cash investing and financing activities:
Non-cash component of network equipment obtained in exchange transactions	$2,235	$—
Capital lease obligations incurred	$4,224	$18,842

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S.

Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 and our quarterly report on Form 10-Q for the quarter ended March 31, 2014 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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